Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our report dated May 29, 2020, with respect to the financial statements included in the Annual Report of National Bank Holdings Corporation Employee Stock Purchase Plan on Form 11‑K for the year ended February 29, 2020. We consent to the incorporation by reference of said report in the Registration Statement of National Bank Holdings Corporation on Form S‑8 (File No. 333‑204071).

/s/ GRANT THORNTON LLP

Kansas City, Missouri

May 29, 2020